November 7, 1996

Discovery Laboratories, Inc.
375 Park Avenue, Suite 1501
New York, N.Y. 10152

Dear Sirs:

            1. This is to confirm our understanding that Paramount Capital, Inc. ("Paramount") has been engaged as financial advisor of Discovery Laboratories, Inc. (the "Company") for an initial period of twenty-four (24) months commencing on the date hereof (as extended pursuant to Paragraph 10 hereto, or by mutual agreement of the parties hereto, the "Term").

            2. The Company will pay Paramount a non-refundable retainer fee for Paramount's services hereunder of $4,000 per month for twenty-four (24) months, which such non-refundable retainer fee shall be payable in full in the amount of $96,000 as of the date hereof.

            The Company also agrees to pay in cash all reasonable out-of-pocket expenses incurred by Paramount in providing its services hereunder, including fees and disbursements of Paramount's counsel, such expenses to be paid upon submission of a bill or bills by Paramount from time to time. However, any single expense over $500 for any month will require the prior written approval of the Company. Fees and expenses of consultants or experts shall not be included unless approved by the Company.


            3. Upon the Closing of each Investment (as defined below) during the Term or during the twelve-month period following the expiration or earlier termination of the Term, the Company shall pay to Paramount a fee in an amount equal to 9% of the aggregate value of such Investment and shall issue to Paramount warrants to purchase an amount of securities equal to 10% of the securities sold as part of such Investment at an exercise price of 110% of the price of such securities, exercisable until five years from the date of issuance of such warrants. For the purposes of this Agreement, an Investment shall be any purchase of securities of the Company which is made during the Term or during the twelve-month period following the expiration of the Term by an investor first introduced to the Company by or through Paramount during or prior to the Term.

            4. (a) If the Company enters into an agreement with a party first introduced to the Company by or through Paramount during or prior to the Term pursuant to which the Company consummates a sale, merger, consolidation, tender offer, business combination or similar transaction involving a majority of the business assets or stock of the Company in which the Company is not the surviving entity (a "Sale") during the Term, or during the twelve-month

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period following the expiration of such Term, then the Company shall pay
Paramount a fee equal to 7% of the aggregate consideration paid to the Company by the acquiror, such fee to be payable in cash simultaneously with the closing of such Sale. With the exception of Acquiror Future Payments in which case such fees are to be payable at such time, and only if, the Company receives such Acquiror Future Payments.

            (b) If the Company enters into an agreement with a party first introduced to the Company by or through Paramount during or prior to the Term pursuant to which the Company consummates a transaction wherein the Company acquires all or substantially all of the business assets or stock of another entity in which the Company is the surviving entity (an "Acquisition") during the Term, or during the twelve-month period following the expiration of such Term, then the Company shall pay Paramount a fee equal to 7% of the aggregate consideration paid by the Company to the entity acquired, such fee to be payable in cash simultaneously with the closing of such Acquisition. With the exception of Acquiror Future Payments in which case such fees are to be payable at such time, and only if, the Company receives such Acquiror Future Payments.

            (c) For purposes of calculating Paramount's fee under this Paragraph 4, the aggregate consideration paid with respect to the business, assets or stock of the Company shall be equal to the total of all cash, securities and/or other assets paid for such business, assets or stock by the acquiror. Aggregate consideration shall also include: (a) any commercial bank or similar indebtedness of the Company that is repaid or for which the responsibility to pay is assumed by the acquiror in connection with such transaction, (b) the greater of the stated value or the liquidation value of preferred stock of the Company that is assumed or acquired by the acquiror that is not converted into common stock upon the consummation of such transaction, and (c) future payments for which the acquiror is obligated either absolutely or upon the attainment of milestone or financial results ("Acquiror Future Payments"). In the event a Sale of the Company or an Acquisition by the Company is consummated through a multiple-step transaction wherein the acquiror is not obligated either absolutely or upon the attainment of milestones or financial results to make future payments to further increase the acquiror's ownership in the Company (the "Multiple-Step Payments"), the Company agrees to pay Paramount a fee on such Multiple-Step Payments, and such fee shall be calculated pursuant to this Paragraph 4. Such fee shall be payable when such Multiple-Step Payments are made and shall be in addition to the fee paid to Paramount in the first step of such transaction.


         5. If the Company enters into an agreement with a party first introduced to the Company by or through Paramount during or prior to the Term pursuant to which the Company consummates a Strategic Alliance(s) (as defined below) during the Term, or during the twelve-month period following the expiration of such Term, then the Company shall pay Paramount a fee equal to 6% of the present value of the Aggregate Consideration (as defined below) to be received by the Company, its shareholders or employees in each such transaction; such fee to be payable in cash simultaneously with the closing of each such transaction. With the exception of payments received by the Company after closing of such transaction as in Paragraphs 5(c) and



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5(d) below, in which case such fees are to be payable at such time, and only if, the Company receives such payments. For the purpose of calculating Paramount's fee under this Paragraph 5, Aggregate Consideration shall include, but not be limited to: (a) all payments made at closing for equity securities, equity security rights or similar rights, (b) technology access fees or similar upfront payments, (c) other future payments, including, without limitation, licensing fees, royalties and deferred technology access fees, to be made to the Company or its employees for which the Strategic Alliance partner(s) or other counter party (each a "Partner") is obligated either absolutely, upon the attainment of milestones or on a percentage or royalty basis, (d) funding provided, arranged or introduced by the Partner (through reimbursement or otherwise) relative to research and development, testing, clinical trials and related expenditures, whether such work is performed, subcontracted or managed by the Company or the Partner and (e) the repayment or assumption by the Partner of obligations of the Company, including indebtness for money borrowed or amounts owed by the Company to inventors or owners of technology. It is further understood that Aggregate Consideration shall not be reduced by the amount of the fee due Paramount hereunder. A "Strategic Alliance" may include, but is not limited to: (a) joint venture, partnership, license or other contract for the research, development, manufacturing, marketing, distribution, sale or other activity relating to the Company's present and/or future products; (b) the purchase of, or commitment to purchase from the Company, less than a majority of the business, assets or stock of the Company by a Partner(s); (c) the sale of any of the Company's assets or rights in respect to its products and/or technology; and (d) a commitment to provide funding for all or part of the Company's research and development activities, whether such work is performed or managed by the Company or Partner.

            For the purposes of calculating Paramount's fee, securities constituting part of Aggregate Consideration that are traded on a national securities exchange or the Nasdaq National Market System shall be valued at the last closing price thereof prior to the date of the consummation or closing of any such transaction. Such securities which are traded over-the-counter shall be valued at the mean between the latest bid and asked prices prior to date.

            6. If Paramount introduces the Company to a potential product, process or technology which is subsequently licensed or otherwise acquired by the Company, the Company and Paramount shall negotiate in good-faith a fee for such introduction provided in no event shall be such fee less than $120,000.

            7. In the event that the Company, its directors or management initiate any discussions with a third party in furtherance of any Sale, Acquisition, Investment or Strategic Alliance or receive any meaningful inquiry or are aware of the interest if any third party concerning a Sale, Acquisition, Investment or Strategic Alliance which is the subject of this Agreement, they will promptly inform Paramount of the party and its interest and, subject to Paragraph 8, if applicable, Paramount will undertake to provide its services contemplated hereunder.

            8. Any financial advice rendered by Paramount pursuant to this Agreement


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(and the existence of this Agreement) may not be disclosed publicly in any manner without Paramount's prior written approval and will be treated by the Company as confidential. The Company will provide Paramount with all financial and other information requested by Paramount for the purposes of rendering its services pursuant to this Agreement.

            9. All non-public information given to Paramount by the Company will be treated by Paramount as confidential. In this regard, Paramount agrees to enter into such confidentiality agreements which may be reasonably requested by the Company. Paramount may rely, without independent verification, on the accuracy and completeness of any information furnished to Paramount by the Company.

            10. In the event that Paramount becomes involved in any capacity in any action, proceeding, investigation or inquiry in connection with any matter referred to in this Agreement or arising out of the matters contemplated by this Agreement, the Company will reimburse Paramount for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred by Paramount in connection therewith. The Company also agrees to indemnify each of Paramount, the directors, officers, employees and agents thereof (the "Indemnitees"), pay on demand and protect, defend, save and hold each Indemnitee harmless from and against, on an after-tax basis, any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees)(any of the foregoing, a "Claim") incurred by or asserted against any Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of this Agreement or the matters contemplated by this Agreement, unless it shall be finally judicially determined that such losses, claims, damages or liabilities arise solely out of the gross negligence or willful misfeasance of Paramount in performing the services which are the subject of this Agreement. The foregoing agreement shall be in addition to any rights that any Indemnitees may have at common law or otherwise.

            11. The Term of this Agreement shall be renewed for consecutive six month periods upon the execution of a written agreement by both parties to extend such Term and may be terminated by Paramount Capital, Inc. at any time with or without notice; provided, however, regardless of any termination, the right to reimbursement of all expenses incurred by Paramount contained in Paragraph 2, the rights to compensation contained in Paragraphs 3, 4 and 5 and to indemnity and reimbursement contained in Paragraph 10 shall survive.

            12. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

            13. This Agreement shall be binding upon Paramount and the Company and the successors and assigns thereof. The Company shall not assign or sell all or substantially all of the Company's business and/or assets without first requiring in writing that such assignee or successor is bound by the provisions of this Agreement.


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            Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.

                                             Sincerely yours,

                                             PARAMOUNT CAPITAL, INC.

                                             By:_____________________________
                                             Name: Lindsay A. Rosenwald, M.D.
                                             Title: Chairman

Confirmed as of the date hereof:

DISCOVERY LABORATORIES, INC.

By: /s/ James S. Kuo, M.D.
    ------------------------
    Name: James S. Kuo, M.D.
    Title: President

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            Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.

                                             Sincerely yours,

                                             PARAMOUNT CAPITAL, INC.

                                             By: /s/ Lindsay A. Rosenwald
                                                 ------------------------
                                             Name: Lindsay A. Rosenwald, M.D.
                                             Title: Chairman

Confirmed as of the date hereof:

DISCOVERY LABORATORIES, INC.

By: _____________________________
    Name: James S. Kuo, M.D.
    Title: President


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